Exhibit 99.1

For Immediate Release

Tangoe, Inc. Announces Fourth Quarter and Full Year 2012 Financial Results

Fourth Quarter Highlights:

•                  Total revenue of $44.0 million, up 51% year-over-year

•                  GAAP operating income of $2.3 million; non-GAAP operating income of $7.2 million, up 106% year-over-year

•                  GAAP net income of $1.9 million; non-GAAP net income of $6.8 million, up 113% year-over-year

•                  Adjusted EBITDA of $7.5 million, a record quarterly adjusted EBITDA margin of 17% and up 103% year-over-year

Orange, Conn., February 13, 2013 — Tangoe, Inc. (NASDAQ: TNGO), a leading global provider of communications lifecycle management (CLM) software and related services, today announced financial results for its fourth quarter and full year ended December 31, 2012.

“Our fourth quarter marked a strong finish to the year, and it was highlighted by revenue growth that was above our expectations,” stated Al Subbloie, president and CEO of Tangoe.  “During 2012 we significantly increased the scale of Tangoe, expanded our product offering and enhanced our lead in the CLM market place.  Our market share gains continue to be fueled by the combination of new customer wins, robust cross sell activity, momentum with our strategic alliance partners, geographic expansion and strong renewal rates.”

Subbloie added, “Tangoe entered 2013 with strong momentum as we continue to grow our pipeline of opportunities and scale our global distribution resources.  We continue to expect the company to deliver a combination of strong organic growth and margin expansion during 2013.  In addition, we believe that Tangoe has further improved its position to become the primary winner in the multi-billion dollar CLM opportunity over the long-term.”

Fourth Quarter 2012 Financial Highlights

•                  Revenue: Total revenue for the fourth quarter was $44.0 million, an increase of 51% on a year-over-year basis.  Recurring technology and services revenue was $39.0 million, an increase of 51% on a year-over-year basis.  Strategic consulting, software licenses and other services revenue contributed the remaining $5.0 million of total revenue for the fourth quarter of 2012.

•                  Operating Income: GAAP operating income for the fourth quarter was $2.3 million, compared to a GAAP operating income of $1.2 million for the fourth quarter of 2011.  Non-GAAP operating income for the fourth quarter was $7.2 million, representing an increase of 106% compared to $3.5 million for the fourth quarter of 2011.

•                  Net Income (Loss): GAAP net income for the fourth quarter was $1.9 million, compared to $0.9 million of net income for the same period last year. GAAP diluted income per share for the fourth quarter was $0.05, based on 40.7 million weighted-average diluted shares outstanding, compared to income per share of $0.02, based on 38.5 million weighted-average diluted shares outstanding, for the same period last year.

Non-GAAP net income for the fourth quarter was $6.8 million, up 113% compared to $3.2 million for the fourth quarter of 2011. Non-GAAP diluted net income per share for the fourth quarter was $0.17 based on 40.7 million weighted-average diluted shares outstanding compared to $0.08 per share based on 38.5 million weighted-average diluted shares outstanding for the same period last year.

•                  Adjusted EBITDA: Adjusted EBITDA for the fourth quarter was $7.5 million, an increase of 103% compared to $3.7 million for the fourth quarter of 2011. Adjusted EBITDA margin was a record 17.1% for the fourth quarter of 2012, an increase compared to a 12.7% margin for the same period last year.

•                  Cash and Cash Flow: As of December 31, 2012, Tangoe had cash and cash equivalents of $50.2 million, a decrease of $5.5 million from the end of the prior quarter due primarily to the payment of deferred purchase price obligations for acquisitions and the repurchase of common shares during the quarter.

The company generated $3.2 million in net cash from operations for the fourth quarter of 2012, compared to $4.8 million during the fourth quarter of 2011.  The company generated $2.7 million in unlevered free cash flow for the quarter, compared to $4.4 million during the fourth quarter of 2011.

Full Year 2012 Financial Highlights

•                  Revenue: Total revenue for the full year 2012 was $154.5 million, an increase of 47% on a year-over-year basis. Recurring technology and services revenue was $138.0 million, an increase of 47% on a year-over-year basis. Strategic consulting, software licenses and other services contributed the remaining $16.5 million of total revenue for 2012.

•                  Operating Income: GAAP operating income for the full year 2012 was $4.4 million, compared to GAAP operating income of $2.6 million for 2011.  Non-GAAP operating income was $21.1 million, representing an increase of 74% compared to $12.1 million for 2011.

•                  Net Income (Loss): GAAP net income for the full year 2012 was $3.0 million, compared to a $3.0 million net loss for 2011. GAAP diluted net income per share was $0.08 based on 39.9 million weighted-average diluted shares outstanding for the full year 2012, compared to a loss per share of $0.31, after deducting dividends and accretion related to our preferred stock and based on 16.4 million weighted-average diluted shares outstanding for 2011.

Non-GAAP net income for the full year 2012 was $19.7 million, up 105% compared to $9.6 million for 2011. Non-GAAP diluted net income per share for 2012 was $0.50 based on 39.9 million weighted-average diluted shares outstanding, an increase of 72% compared to $0.29 per share based on 33.5 million weighted-average diluted shares outstanding for 2011.

•                  Adjusted EBITDA: Adjusted EBITDA for the full year 2012 was $22.3 million, an increase of 76% compared to $12.7 million for 2011. Adjusted EBITDA margin was 14.4% for 2012, representing a record annual adjusted EBITDA margin and an increase compared to a 12.1% margin for 2011.

•                  Cash Flow: The Company generated $16.7 million in net cash from operations during the full year 2012, compared to $10.1 million in 2011.  The Company generated $15.0 million in unlevered free cash flow for 2012, an increase of 41% compared to $10.6 million for 2011.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Financial Outlook

As of February 13, 2013, Tangoe is providing guidance for its first quarter and raising its full year 2013 guidance:

•                  First Quarter 2013 Guidance: Total revenue is expected to be in the range of $43.8 million to $44.3 million. Adjusted EBITDA is expected to be in the range of $6.4 million to $6.6 million.  Non-GAAP net income per share is expected to be approximately $0.14 based on approximately 40.8 million weighted-average diluted shares outstanding.

•                  Full Year 2013 Guidance: Total revenue is expected to be in the range of $188.5 million to $191.5 million.  Adjusted EBITDA is expected to be in the range of $31.0 million to $32.0 million.  Non-GAAP net income per share is expected to be in the range of $0.67 to $0.70 based on approximately 41.0 million weighted-average diluted shares outstanding.

Quarterly Conference Call

Tangoe will host a conference call today at 5:00 p.m. EST to review the company’s financial results for the fourth quarter and full year 2012 and business outlook. To access this call, dial 800.390.5705 (United States), or 719.325.2271 (international), with conference ID #2193548. A live webcast of the conference call will be accessible from the investor relations page of Tangoe’s website at http://investor.tangoe.com/, and a recording will be archived and accessible at http://investor.tangoe.com/events.cfm. A recording of this conference call will also be available through February 27, 2012, by dialing 877.870.5176 (United States), or 858.384.5517 (international). The recording access code is #2193548.

About Tangoe

Tangoe is a leading global provider of Communications Lifecycle Management (CLM) software and services to a wide range of global enterprises. CLM encompasses the entire lifecycle of an enterprise’s communications assets and services, including planning and sourcing, procurement and provisioning, inventory and usage management, mobile device management, invoice processing, expense allocation and accounting, and asset decommissioning and disposal. Tangoe’s Communications Management Platform (CMP) is an on-demand suite of software designed to manage and optimize the complex processes and expenses associated with this lifecycle for both fixed and mobile communications assets and services. Tangoe’s customers can also manage their communications assets and services by engaging Tangoe’s client service group.

Additional information about Tangoe can be found at www.tangoe.com. Tangoe is a registered trademark of Tangoe, Inc.

Non-GAAP Financial Measures

Adjusted EBITDA discussed in this press release is defined as net income (loss) plus interest expense, other expense, income tax provision, depreciation and amortization, amortization of marketing agreement intangible assets, stock-based compensation expense and, for 2011 only, restructuring charge and increase in fair value of warrants for redeemable convertible preferred stock; less amortization of leasehold interest and interest income.  Non-GAAP operating income excludes stock-based compensation expense, amortization of intangible assets, amortization of debt discount, and, for 2011 only, restructuring charge and amortization of deferred financing costs.  Non-GAAP net income excludes stock-based compensation expense, amortization of intangible assets, amortization of debt discount, and, for 2011 only, restructuring charge, term loan repayment fee, term loan debt discount, amortization of deferred financing costs and increase in fair value of warrants for redeemable convertible preferred stock.  Unlevered free cash flow is defined as net cash provided by operating activities plus net interest payments and, for 2011 only, IPO related expense payments, less capital expenditures. Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the company’s performance against prior periods, the preparation of operating budgets and determination of appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “would,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about our estimates regarding future revenue and financial performance.  We may not actually achieve the expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the expectations disclosed in the forward-looking statements we make. More information about potential factors that could affect our business and financial results is contained in our Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission on November 14, 2012. Additional information will also be set forth in our future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission.  We do not intend, and undertake no duty, to release publicly any updates or revisions to any forward-looking statements contained herein.

TANGOE, INC.

 Consolidated Statements of Operations (unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2012	2011	2012

Revenue:
Recurring technology and services	$25,778	$39,010	$93,671	$137,979
Strategic consulting, software licenses and other	3,463	4,960	11,270	16,533
Total revenue	29,241	43,970	104,941	154,512

Cost of revenue:
Recurring technology and services	12,397	18,167	44,814	63,976
Strategic consulting, software licenses and other	1,532	1,792	5,165	6,627
Total cost of revenue	13,929	19,959	49,979	70,603

Gross profit	15,312	24,011	54,962	83,909

Operating expenses:
Sales and marketing	4,874	7,108	16,648	24,840
General and administrative	4,922	7,487	17,777	29,317
Research and development	3,142	4,570	11,860	16,696
Depreciation and amortization	1,171	2,498	4,551	8,666
Restructuring charge	—	—	1,549	—
Income from operations	1,203	2,348	2,577	4,390

Other income (expense), net:
Interest expense	(184)	(260)	(3,047)	(943)
Interest income	24	20	45	80
Other expense	—	(9)	—	(9)
Increase in fair value of warrants for redeemable convertible preferred stock	—	—	(1,996)	—
Income (loss) before income tax provision	1,043	2,099	(2,421)	3,518
Income tax provision	140	172	534	480
Net income (loss)	903	1,927	(2,955)	3,038
Preferred dividends	—	—	(2,168)	—
Accretion of redeemable convertible preferred stock	—	—	(37)	—
Income (loss) applicable to common stockholders	$903	$1,927	$(5,160)	$3,038

Income (loss) per common share:
Basic	$0.03	$0.05	$(0.31)	$0.08
Diluted	$0.02	$0.05	$(0.31)	$0.08

Weighted average number of common share:
Basic	32,972	37,720	16,412	36,492
Diluted	38,493	40,673	16,412	39,870

TANGOE, INC.

Consolidated Balance Sheets

(in thousands)

	December 31,
	2011	2012
		(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$43,407	$50,211
Accounts receivable	25,311	38,309
Prepaid expenses and other current assets	2,503	3,384
Total current assets	71,221	91,904
COMPUTERS, FURNITURE AND EQUIPMENT-NET	3,334	3,999

OTHER ASSETS:
Intangible assets-net	28,800	44,249
Goodwill	36,266	65,825
Security deposits and other non-current assets	1,241	1,291
TOTAL ASSETS	$140,862	$207,268

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$6,605	$9,128
Accrued expenses	7,061	12,035
Deferred revenue-current portion	9,051	9,648
Notes payable-current portion	7,904	22,443
Other current liabilities	1,079	305
Total current liabilities	31,700	53,559

OTHER LIABILITIES:
Deferred rent and other non-current liabilities	1,659	3,543
Deferred revenue-less current portion	2,624	1,415
Notes payable-less current portion	8,290	131
Total liabilities	44,273	58,648

COMMITMENT AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common Stock	3	4
Additional paid-in capital	142,905	191,581
Warrants for common stock	10,610	10,610
Less: notes receivable for purchase of common stock	(93)	—
Accumulated deficit	(56,795)	(53,757)
Other comprehensive (loss) income	(41)	182
Total stockholders’ equity	96,589	148,620
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$140,862	$207,268

TANGOE, Inc.

 Consolidated Statements of Cash Flows

(in thousands)

	For the Years Ended December 31,
	2011	2012
Operating activities:
Net (loss) income	$(2,955)	$3,038
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Amortization of debt discount	1,339	801
Amortization of leasehold interest	—	(99)
Depreciation and amortization	4,551	8,666
Restructuring charge	1,549	—
(Decrease) increase in deferred rent liability	(58)	19
Amortization of marketing agreement intangible assets	92	174
Allowance for doubtful accounts	23	96
Deferred income taxes	305	183
Stock based compensation	3,980	9,165
Foreign exchange loss	—	46
Increase in fair value of warrants for redeemable convertible preferred stock	1,996	—
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(4,437)	(5,883)
Prepaid expenses and other assets	47	170
Other assets	(381)	(19)
Accounts payable	3,054	1,310
Accrued expenses	(184)	885
Deferred revenue	1,226	(1,864)
Net cash provided by operating activities	10,147	16,688
Investing activities:
Purchases of computers, furniture and equipment	(853)	(1,820)
Cash paid in connection with acquisitions	(22,194)	(38,410)
Net cash used in investing activities	(23,047)	(40,230)
Financing activities:
Repayment of debt	(38,018)	(9,676)
Borrowings of debt	20,000	778
Proceeds from public offerings, net of issuance costs	66,989	37,729
Repurchase of common stock	—	(2,700)
Deferred financing costs	(170)	—
Proceeds from notes receivable	—	93
Proceeds from exercise of stock options and stock warrants	1,593	4,174
Net cash provided by financing activities	50,394	30,398

Effect of exchange rate on cash	—	(52)

Net increase in cash and cash equivalents	37,494	6,804
Cash and cash equivalents, beginning of period	5,913	43,407
Cash and cash equivalents, end of period	$43,407	$50,211

TANGOE, INC.

Calculation of Non-GAAP Operating Income (Unaudited)

(in thousands)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2011		2012		2011		2012
		% of		% of		% of		% of
	Amount	Revenue	Amount	Revenue	Amount	Revenue	Amount	Revenue
Income from operations	$1,203	4.1%	$2,348	5.3%	$2,577	2.5%	$4,390	2.8%

Add:
Stock based compensation expense	1,316	4.5%	2,626	6.0%	3,980	3.8%	9,165	5.9%
Restructuring costs	—	0.0%	—	0.0%	1,549	1.5%	—	0.0%
Amortization of intangibles	828	2.8%	2,034	4.6%	3,052	2.9%	6,744	4.4%
Amortization of debt discount	158	0.5%	231	0.5%	698	0.7%	801	0.5%
Amortization of deferred financing costs	—	0.0%	—	0.0%	227	0.2%	—	0.0%

Non-GAAP income from operations	$3,505	12.0%	$7,239	16.5%	$12,083	11.5%	$21,100	13.7%

TANGOE, INC.

Reconciliation of Net (loss) income to Adjusted EBITDA (Unaudited)

(in thousands)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2011		2012		2011		2012
		% of		% of		% of		% of
	Amount	Revenue	Amount	Revenue	Amount	Revenue	Amount	Revenue
Net income (loss)	$903	3.1%	$1,927	4.4%	$(2,955)	-2.8%	$3,038	2.0%
Interest expense	184	0.6%	260	0.6%	3,047	2.9%	943	0.6%
Interest income	(24)	-0.1%	(20)	0.0%	(45)	0.0%	(80)	-0.1%
Other (income) expense	—	0.0%	9	0.0%	—	0.0%	9	0.0%
Income tax provision	140	0.5%	172	0.4%	534	0.5%	480	0.3%
Depreciation and amortization	1,171	4.0%	2,498	5.7%	4,551	4.3%	8,666	5.6%
Amortization of marketing agreement intangible assets	27	0.1%	55	0.1%	92	0.1%	174	0.1%
Amortization of leasehold interest	—	0.0%	(25)	-0.1%	—	0.0%	(99)	-0.1%
Stock based compensation expense	1,316	4.5%	2,626	6.0%	3,980	3.8%	9,165	5.9%
Restructuring charge	—	0.0%	—	0.0%	1,549	1.5%	—	0.0%
Increase in fair value of warrants for redeemable convertible preferred stock	—	0.0%	—	0.0%	1,996	1.9%	—	0.0%

Adjusted EBITDA	$3,717	12.7%	$7,502	17.1%	$12,749	12.1%	$22,296	14.4%

TANGOE, INC.

Calculation of Non-GAAP Net Income and Non-GAAP Net Income per Share (Unaudited)

(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2012	2011	2012
Net income (loss)	$903	$1,927	$(2,955)	$3,038

Add:
Stock based compensation expense	1,316	2,626	3,980	9,165
Restructuring charge	—	—	1,549	—
Amortization of intangibles	828	2,034	3,052	6,744
Amortization of debt discount	158	231	698	801
Amortization of deferred financing costs	—	—	227	—
Increase in fair value of warrants for redeemable convertible preferred stock	—	—	1,996	—
Orix loan repayment	—	—	400	—
Term loan debt discount	—	—	641	—
Non-GAAP net income	$3,205	$6,818	$9,588	$19,748

Non-GAAP net income per share: diluted	$0.08	$0.17	$0.29	$0.50

Fully diluted weighted average shares outstanding	38,493	40,673	33,503	39,870

TANGOE, INC.

Stock Based Compensation Expense (Unaudited)

(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2012	2011	2012
Cost of revenue	$170	$400	$669	$1,347
Sales and marketing	612	678	1,201	2,133
General and administrative	487	1,378	1,934	5,105
Research and development	47	170	176	580
Total	$1,316	$2,626	$3,980	$9,165

TANGOE, INC.

Calculation of Unlevered Free Cash Flow (Unaudited)

(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2012	2011	2012
Net cash provided by operating activities	$4,836	$3,153	$10,147	$16,688

Add:
Interest payments, net	20	33	1,620	127
IPO Expense payments	—	—	466	—

Subtract:
Capital Expenditures	451	487	1,599	1,820
Unlevered Free Cash Flow	$4,405	$2,699	$10,634	$14,995

Investor Contact:

Seth Potter

ICR, Inc.

512.344.0277

ir@tangoe.com

Media Contact:

Kristin Conforti

PAN Communications, Inc.

617.502.4300

tangoe@pancomm.com